UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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NEW DRAGON ASIA CORP.
(Name of Registrant as Specified In Its Charter)

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NEW DRAGON ASIA CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2011

TO THE STOCKHOLDERS OF NEW DRAGON ASIA CORP.:

The Annual Meeting of the Stockholders of New Dragon Asia Corp., a Florida corporation (the “Company” or “NWD”), will be held on May 13, 2011, at 9:00 a.m. (New York time), at the offices of Loeb & Loeb LLP, the Company’s counsel, located at 345 Park Avenue, New York, New York 10154 and any adjournment thereof (the “Annual Meeting”) for the following purposes:

1.           To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of Class A common stock, par value $0.0001 per share (“Common Stock”) to 119,509,894 shares (the “Authorized Share Increase Proposal”);

2.           To approve an amendment to our Articles of Incorporation to effect a reverse split of our Common Stock at a ratio of 1 for 100 (the “Reverse Split Proposal”);

3.           To elect six (6) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

4.           To ratify the appointment of Parker Randall CF (H.K.) CPA Limited (“Parker Randall”), as the Company’s independent registered public accounting firm; and

5.           To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 23, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  As of the Record Date, 19,509,894 shares of the Company’s Common Stock were issued in excess of the Company's Articles of Incorporation.  Such shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company.  If the Authorized Share Increase Proposal and the Reverse Split Proposal are approved, the Company intends to promptly file an amendment to its Articles of Incorporation to effect the increase in authorized shares and reverse split, with the result that such shares will then be entitled to vote at the Annual Meeting and enjoy all other rights of a stockholder of the Company.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ Li Xia Wang
Name:	Li Xia Wang
Title:	Chief Executive Officer

Dated:  March 21, 2011

NEW DRAGON ASIA CORP.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2011

INTRODUCTION

The Annual Meeting of the Stockholders of New Dragon Asia Corp., a Florida corporation (the “Company’), will be held on May 13, 2011, at 9:00 a.m. (New York time), at the offices of Loeb & Loeb LLP, the Company’s counsel, located at 345 Park Avenue, New York, New York 10154 and any adjournment thereof (the “Annual Meeting”) for the following purposes:

1.           To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of Class A common stock, par value $0.0001 per share (“Common Stock”) to 119,509,894 shares (the “Authorized Share Increase Proposal”);

2.           To approve an amendment to our Articles of Incorporation to effect a reverse split of Common Stock at a ratio of 1 for 100 (the “Reverse Split Proposal”); and

3.           To elect six (6) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

4.           To ratify the appointment of Parker Randall CF (H.K.) CPA Limited (“Parker Randall”), as the Company’s independent registered public accounting firm; and

5.           To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 23, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  As of the Record Date, 19,509,894 shares of the Company’s Common Stock were issued in excess of the Company's Articles of Incorporation. Such shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company.  If the Authorized Share Increase Proposal and the Reverse Split Proposal are approved, the Company intends to promptly file an amendment to its Articles of Incorporation to effect the increase in authorized shares and reverse split, with the result that such shares will then be entitled to vote at the Annual Meeting and enjoy all other rights of a stockholder of the Company.

SOLICITATION AND REVOCATION

Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given in response to this solicitation and received in time for the Annual Meeting will be voted as specified in the proxy. If no instructions are given, proxies will be voted

•	“FOR” the amendment of our Articles of Incorporation to increase the number of authorized shares of our Common Stock,

•	“FOR” the amendment of our Articles of Incorporation to effect a reverse split of our Common Stock at a ratio of 1 for 100,

•	“FOR” the election of the nominees listed below under “Election of Directors,”

•	“FOR” the ratification of Parker Randall as the Company’s independent registered public accounting firm for the fiscal year ended December 25, 2010, and

•	in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Meeting and any adjournments of the meeting.

If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given in response to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to Ling Wang, our Chief Financial Officer, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM

The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. During 2010, 19,509,894 shares of the Company’s Class A common stock were issued in excess of the Company's Articles of Incorporation. Such shares were issued to holders of the Company’s Series A and Series B Preferred Stock as a quarterly interest dividend pursuant to the terms of the Series A and Series B Preferred Stock by means of electronic “book-entry” transfers in July and October of 2010 into the brokerage accounts of the relevant holder. Such shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company.  If the Authorized Share Increase Proposal and the Reverse Split Proposal are approved, the Company intends to promptly file an amendment to its Articles of Incorporation to effect the increase in authorized shares and reverse split, with the result that such shares will then be entitled to vote at the Annual Meeting and enjoy all other rights of a stockholder of the Company.  If the Authorized Share Increase Proposal and the Reverse Split Proposal are not approved, such shares will not be counted for purposes of determining the presence of a quorum. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?
You can vote your shares of Common Stock if our records show that you owned the shares on the Record Date.  As of the close of business on the Record Date, a total of 100,000,000 shares of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one (1) vote on matters presented at the Annual Meeting.  During 2010, 19,509,894 shares of the Company’s Class A common stock were issued in excess of the Company's Articles of Incorporation. Such shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company.

HOW DO I VOTE BY PROXY?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.

The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy. Proxies which are signed by stockholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. A proxy card may be revoked by a stockholder at any time before its exercise at the Annual Meeting by giving Ling Wang, our Chief Financial Officer, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

HOW ARE VOTES COUNTED?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote in person or by proxy either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

The election of directors under Proposal 3 will be approved by the affirmative vote of a plurality of the shares of Common Stock presented in person or represented by proxy at the Annual Meeting.

Proposals 1 and 2 shall be approved upon the affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting. During 2010, 19,509,894 shares of the Company’s Class A common stock were issued in excess of the Company's Articles of Incorporation. Such shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company.  Accordingly, 19,509,894 shares will be deducted from the shares voted in favor of Proposals 1 and 2.  If the Authorized Share Increase Proposal and the Reverse Split Proposal are approved, the Company intends to promptly file an amendment to its Articles of Incorporation to effect the increase in authorized shares and reverse split, with the result that such shares will then be entitled to vote at the Annual Meeting and enjoy all other rights of a stockholder of the Company. Proposal 4 will be approved upon the affirmative vote of a majority of the votes cast at the Annual Meeting.

Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.

Brokers holding shares of the Company’s Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the Company’s independent auditors.

WHO PAYS FOR THIS PROXY SOLICITATION?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this.

GENERAL INFORMATION ABOUT THE PROPOSALS

WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING ANNUAL MEETING?

In proposal 1, we are seeking approval to increase our authorized shares of Common Stock to 119,509,894 shares. In proposal 2, we are seeking approval to effect a reverse split of our Common Stock at a ratio of 1 for 100. In proposal 3, we are seeking the election of six (6) directors to serve on the board of directors of the Company until the next Annual Meeting of Stockholders and until their successors are elected and qualified. In proposal 4, we are seeking ratification of our appointment of Parker Randall.

WHY IS NEW DRAGON ASIA CORP. SEEKING STOCKHOLDER APPROVAL FOR THESE PROPOSALS?

PROPOSAL NO. 1: The Company’s Board of Directors has determined that it is in our best interest to increase our authorized shares of Common Stock to cure the over-issuance of 19,509,894 shares of Common Stock during 2010.

PROPOSAL NO. 2: The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock of one share for one hundred shares outstanding so that every one hundred outstanding shares of Common Stock before the reverse stock split shall represent one share of common stock after the stock split with all fractional shares rounded up to the next whole share. The Board of Directors believes that the reverse stock split is necessary in view of the recent significant decline in our stock price and will allow the Company’s Common Stock to trade in a more realistic price range.  Consequently, the Board of Directors has recommended that we effect of a reverse split of our Common Stock.

PROPOSAL NO. 3: The Revised Statutes of the State of Florida requires corporations to hold elections for directors each year.

PROPOSAL NO. 4: The Audit Committee of the Board of Directors of the Company appointed Parker Randall to serve as the Company’s independent auditors during fiscal year 2010. The Company elects to have its stockholders ratify such appointment.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date, we expect there will be 119,509,894 shares of Common Stock nominally issued and outstanding. During 2010, 19,509,894 shares of the Company’s Class A common stock were issued in excess of the Company's Articles of Incorporation. Such shares were issued to holders of the Company’s Series A and Series B Preferred Stock as a quarterly interest dividend pursuant to the terms of the Series A and Series B Preferred Stock by means of electronic “book-entry” transfers in July and October of 2010 into the brokerage accounts of the relevant holder. Such shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company.  Accordingly, 19,509,894 shares will be deducted from the shares voted in favor of Proposals 1 and 2.  If the Authorized Share Increase Proposal and the Reverse Split Proposal are approved, the Company intends to promptly file an amendment to its Articles of Incorporation to effect the increase in authorized shares and reverse split, with the result that such shares will then be entitled to vote at the Annual Meeting and enjoy all other rights of a stockholder of the Company.

We have issued no other voting securities as of the Record Date. Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 7, 2011, certain information concerning the beneficial ownership of Common Stock by (i) each stockholder known to us to beneficially own five percent or more of our outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of March 7, 2011, there were nominally 119,509,894 shares of Common Stock outstanding, of which 19,509,894 shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company. The percentages set forth in the table below reflect 100,000,000 shares of outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
New Dragon Asia Food Ltd. 10 Huangcheng Road (N), Longkou, Shandong Province, PRC	18,576,154		18.58%
Heng Jing Lu† Chairman	18,576,154	(1)	18.58%
Li Xia Wang† Chief Executive Officer and Director	-0-		*
Ling Wang† Chief Financial Officer	-0-		*
Zhi Yong Jiang† Director	-0-		*
De Lin Yang† Director	-0-		*
Qi Xue† Director	-0-		*
Feng Ju Chen† Director
All Directors and Executive Officers (7 people)	18,576,154		18.58%

* Less than one percent.

† Address of referenced person is c/o New Dragon Asia Corp. 10 Huangcheng Road (N), Longkou, Shandong Province, PRC 265701.

(1) Represents shares owned by New Dragon Asia Food Ltd. Mr. Heng Jing Lu, our Chairman, is the holder of record and beneficial holder of 100% of the equity interests of New Dragon Asia Food Ltd.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our board of directors and our CEO, CFO and head of Human Resources are collectively responsible for implementing and administering all aspects of our benefit and compensation plans and programs, as well as developing specific policies regarding compensation of our executive officers. All of the members of our Compensation Committee, Qi Xue, Feng Ju Chen and Zhi Yong Jiang, are independent directors.

Compensation Objectives

Our primary goal with respect to executive compensation has been to set compensation at levels that attract and retain the most talented and dedicated executives possible.  Individual executive compensation is set at levels  believed to be comparable with executives in other companies of similar size and stage of development operating in China. We also link long-term stock-based incentives to the achievement of specified performance objectives and to align executives’ incentives with stockholder value creation.

The Committee has implemented and maintained compensation policies that tie a portion of executives’ overall compensation to our financial and operational performance, as measured by revenues and net income, and to accomplishing strategic goals such as merger and acquisitions, and fund raising.  In addition, as a policy for determining compensation, our Compensation Committee has determined that an executive officer who is a Chinese national will be entitled to a locally competitive package and an executive officer who is an expatriate from Hong Kong will be paid a salary commensurate with those paid to Hong Kong executives working in Hong Kong.

Elements of Compensation

Base Salary. All full time executives are paid a base salary. For executives who are Chinese nationals, including our CEO and Chairman, we do not have employment agreements. However, we have an employment agreement with our CFO, which sets forth certain elements of her compensation.  In all cases, the Committee establishes a minimum base salary for our executive officers. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in our industry for similar positions, professional qualifications, academic background, and the other elements of the executive’s compensation, including stock-based compensation. Our intent is to set executives’ base salaries near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Base salaries are reviewed annually, and may be increased to align salaries with market levels after taking into account the subjective evaluation described previously.

Equity Incentive Compensation. We believe that long-term performance is achieved through an ownership culture participated in by our executive officers through the use of stock-based awards. Currently, we do not maintain any incentive compensation plans based on pre-defined performance criteria. The Compensation Committee has the general authority, however, to award equity incentive compensation, i.e. stock options, to our executive officers in such amounts and on such terms as the committee determines in its sole discretion.  The Committee does not have a determined formula for determining the number of options available to be granted.  Incentive compensation is intended to compensate officers for accomplishing strategic goals such as mergers and acquisitions and fund raising. The Compensation Committee will review each executive’s individual performance and his or her contribution to our strategic goals periodically and determine the amount of incentive compensation towards the end of the fiscal year.  Our Compensation Committee grants equity incentive compensation at times when we do not have material non-public information to avoid timing issues and the appearance that such awards are made based on any such information.

Chinese Government Imposed Compensation. As a result of mandatory government employment standards, our executives are also entitled to certain annual statutory benefits, including fully subsidized, Company-paid health insurance, seven days of paid vacation and unlimited paid sick leave.

Determination of Compensation

Our CEO, CFO and head of Human Resources meet frequently during the last several weeks of our fiscal year to evaluate each non-executive employee’s performance and determine his or her compensation for the following year.  In the case of our executive officers, the Compensation Committee similarly evaluates the executive’s performance and the objectives set forth above at or about the end of our fiscal year to determine executive compensation.  The Compensation Committee will also determine whether an executive officer is eligible for incentive compensation and if it is deemed in the best interests of the Company, the Committee may recommend that a certain number of stock options be granted to the executive officer as compensation for certain qualitative success during the fiscal year.

The following table sets forth the cash and other compensation paid by us in 2008, 2009 and 2010 to all individuals who served as our chief executive officer and chief financial officer, who we collectively refer to as the named executive officers (“NEOs”).  No other executives received total compensation greater than $100,000 in these years.

Summary Compensation Table

		Salary	Stock Awards		Option Awards	Total
Name and Principal Position	Year	($)	($)		($)	($)
Li Xia Wang (i) (ii)	2010	20,000				20,000
Chief Executive Officer	2009	20,000	—		—	20,000
and Director	2008	20,000	—		—	20,000
Ling Wang	2010
Chief Financial Officer	2009	—	320,000	(iii)	—	320,000
	2008	—	—		—	—

(i) Amount reflects the compensation cost for the fiscal years ended December 25, 2010, 2009 and 2008, of the named executive officer’s option to purchase shares of our common stock, calculated in accordance with SFAS 123R. See Note 15 to the Company’s audited financial statements for the fiscal year ended Dember 25, 2009 included in Item 11 of our Annual Report on Form 10-K for the year ended December 25, 2009 for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of these equity awards.
(ii) Li Xia Wang was promoted to CEO of the Company in 2004. Her annual salary is $20,000.
(iii) On May 5, 2009, we granted 2 million shares of our Common Stock to Ling Wang in connection with her employment agreement dated as of April 1, 2009 with the Company appointing Ms. Wang as the Company’s Chief Financial Officer.

Outstanding Equity Awards At Fiscal Year-end

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Li Xia Wang	—	—

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. Our Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

COMPENSATION OF DIRECTORS

We do not provide cash or other compensation to our directors for their services as members of the Board or for attendance at Board or committee meetings. However, our directors will be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees.

EMPLOYMENT CONTRACTS

We entered into an Employment Contract dated as of April 1, 2009 with Ms. Ling Wang, our Chief Financial Officer, pursuant to which she was granted 2 million shares of our Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Particulars of significant transactions between the Company and related companies are disclosed in the Company’s Annual Report.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR ARTICLES
OF INCORPORATION TO INCREASE THE NUMBER
OF AUTHORIZED COMMON SHARES

The Board of Directors has approved an amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) that will increase the aggregate number of Class A common shares authorized for issuance from 100,000,000 shares to 119,509,894 shares. The Board of Directors is submitting the proposed amendment to the shareholders for approval at the Annual Meeting.

The text of the form of amendment to the Articles of Incorporation, which would be filed with the Department of State of the State of Florida to effect the increase in authorized common shares, is set forth in Annex C to this proxy statement. The text of the form of amendment accompanying this proxy statement is, however, subject to amendment to reflect any changes that may be required by the office of the Department of State of the State of Florida or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the increase in authorized common shares.

The additional common shares would become part of the existing class of common shares, and the additional shares would have the same rights and privileges as the common shares now issued. There are no preemptive rights relating to the common shares.

The Articles of Incorporation presently authorizes the issuance of 100,000,000 Class A common shares, 2,000,000 Class B common shares and 5,000,000 preferred shares, each having a par value of $.0001 per share. Of the 100,000,000 presently authorized Class A common shares, we expect 119,509,894 shares will be nominally  issued and outstanding on March 23, 2011, the record date of the Annual Meeting.   19,509,894 shares of the Company’s Class A common stock were issued in excess of the Company’s Articles of Incorporation.  Such shares are void under Florida law, meaning that they do not constitute outstanding shares of our Class A Common Stock and, accordingly, the holders thereof are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company.

Our Board of Directors believes that approval of the amendment to effect the increase in authorized common shares is in the best interests of the Company and our shareholders to cure the over-issuance of 19,509,894 shares of Class A common stock and has unanimously recommended that the proposed amendment be presented to our shareholders for approval.

Reasons for the Authorized Share Increase

Our Board of Directors believes that the proposed increase in the authorized common shares is in the best interests of the Company and our shareholders and believes that it is advisable to authorize such additional shares to cure the over-issuance of Class A common shares during 2010.  Such shares were issued to holders of the Company’s Series A and Series B Preferred Stock as a quarterly interest dividend pursuant to the terms of the Series A and Series B Preferred Stock by means of electronic “book-entry” transfers in July and October of 2010 into the brokerage accounts of the relevant holder.  As the dividend payment provisions of both series of Preferred Stock had been agreed to by the Company and the investors at a time when the market price of our Class A Common Stock was approximately forty times higher than the prevailing market price at the time of issuance the anticipated number of shares to be paid as a dividend were greatly exceeded due to the fact that the prevailing market price was so low. Consequently, the dividend payment was effected as if the lower number of shares were involved and without consideration for whether our Articles of Incorporation authorized sufficient shares to cover those being paid as a dividend.  Any shareholder holding void shares is entitled to recover their value from the Company unless the Company is able to replace the void share with a valid share.  Florida Statutes Section 678.2101(4)(2010). We believe, based on relevant provisions of Florida law and our interpretation of their application to this situation, that the increase in authorized common shares will enable the Company to replace the 19,509,894 void shares with valid shares.  This interpretation is based upon Section 678.2101 of the Florida Statutes, which provides that “an overissue does not occur if appropriate action has cured the overissue,” and the fact that the traditional means by which an overissuance has been cured has been by a vote of the corporation’s shareholders (other than those holding void or voidable shares) to authorize the issuance of additional shares, although it should be noted that we are not aware of any judicial authority in Florida having considered facts similar to those involved in this case.  If this proposal is not approved, the Company may be obligated to buy back the void shares, resulting in a potential commitment amounting to approximately $800,000 plus the expenses associated with administering such claims.  Therefore, the Board of Directors believes that it is in the best interest of the Company and our shareholders to increase such additional shares of Class A common stock.

Due to the provisions of Florida statutory law (as discussed above) that describe a cure for overissuance of shares but do not include an explicit procedure that should be followed by a Florida corporation to effect such a cure, there is a risk that a shareholder may challenge the validity of the amendment to our Articles of Incorporation contained in this Proposal 1 based on alternative theories of Florida law.  Should a court decide that such amendment is not effective under Florida law due to such alternative theories, there would be a risk that those shareholders holding void shares prior to the reverse stock split (and, potentially, their subsequent transferees after the reverse stock split) would be able to bring a claim for the value they paid for the over-issued shares under Section 678.2101(4) of the Florida Statutes, unless and until we were able to effect the cure under such alternative theory.  We believe that the likelihood of such claims of alternative theories of Florida law being brought by a shareholder or any other party and their being successfully litigated is remote.  In addition, the Secretary of State of the State of Florida has the authority to accept or reject the amendment to the Articles, but as long as the amendment contains all of the information required by Florida Statue (including that the amendment was approved by the required number of shares entitled to vote), we do not believe they will reject the amendment.

Amendment

If the Authorized Share Increase is approved, the first full paragraph of ARTICLE IV of the Articles of Incorporation will read as follows:

“The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) one hundred twenty six million five hundred and nine thousand eight hundred and ninety four (126,509,894) shares of common stock, par value $.0001 per share (“Common Stock”), of which 119,509,894 have been designated as Class A Common stock and 2,000,000 shares have been designated as Class B Common Stock, and (ii) five million (5,000,000) shares of Preferred Stock having a par value of $.0001 per share.”

The only changes in ARTICLE IV which will be effected if the proposal is approved are the changes to the numbers set forth in bold face type above. Presently, ARTICLE IV provides that the total number of shares of all classes that the Company has the authority to issue is 107,000,000, of which 100,000,000 is designated Class A common shares. All other provisions of ARTICLE IV will remain unchanged.

We reported a loss per weighted average share of $0.10 for the nine months and $0.03 for the three months ended September 25, 2010. Giving pro forma effect to the proposed amendment to the Article of Incorporation we would have had approximately 97 million weighted average shares outstanding for the nine months and 107 million weighted average shares outstanding for the three months ended September 25, 2010. The effect on basic loss per share would be $0.01 per share less for both periods. Based on losses in both periods, we do not believe the effect would be quantitatively significant to the users of the financial statements.

Effective Date

If the proposed amendment to the Articles of Incorporation to increase the aggregate number of common shares authorized for issuance is approved at the Annual Meeting, the increase in authorized shares will become effective on the effective date of the applicable certificate of amendment to our Articles of Incorporation with the office of the Department of State of the State of Florida, which we would expect to be the date of filing. We expect the filing to occur during an adjournment of the Annual Meeting.

Vote Required

The laws of Florida and our Articles of Incorporation require that, in order for us to amend the Articles of Incorporation to give effect to the increase in the number of authorized common shares, such amendment must be approved by our Board of Directors and approved by the holders of a majority of the outstanding common shares entitled to vote on such an amendment. During 2010, 19,509,894 shares of the Company’s Class A common stock were issued in excess of the Company’s Articles of Incorporation.  Such shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company.  Accordingly, 19,509,894 shares will be deducted from the shares voted in favor of this proposal and the threshold for approval of this proposal shall be 69,509,895 shares voted in favor.

PROPOSAL 2

REVERSE SPLIT OF SERIES A COMMON STOCK

Purpose of the Reverse Stock Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock of one share for one hundred shares outstanding so that every one hundred outstanding shares of common stock before the stock split shall represent one share of common stock after the stock split with all fractional shares rounded up to the next whole share. The Board of Directors believes that the reverse stock split is necessary in view of the recent significant decline in our stock price and will allow the Company’s Common Stock to trade in a more realistic price range.  Consequently, the Board of Directors has recommended that we effect of a reverse split of our Common Stock.  The reverse stock split is not made pursuant to a plan to periodically increase a security holder’s proportionate interest in the assets or earnings and profits of the Company.

The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex D. The amendment will permit our Board to effect a reverse stock split of our Common Stock following shareholder approval.

Principal Effects of the Reverse Stock Split

On the effective date of the stock split, each one hundred shares of our Common Stock issued and outstanding immediately prior to the stock split effective date (the “Old Shares”) will automatically and without any action on the part of the shareholders be converted into one share of our Common Stock (the “New Shares”).  In the following discussion, we provide examples of the effects of a one-for-one hundred reverse stock split.

Corporate Matters.  The reverse stock split would have the following effects on the number of shares of common stock outstanding:

•	in a one-for-one hundred reverse stock split, every one hundred of our Old Shares owned by a stockholder would be exchanged for one (1) New Share; and

•	the number of shares of our Common Stock issued and outstanding will be reduced from 119,509,894 shares to 1,195,099 shares.

The reverse stock split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the 1 for 100 reverse stock split ratio, will be entitled, upon surrender of  certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Holders of options and warrants to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of Common Stock not evenly divisible by the 1 for 100 reverse stock split ratio, will receive a number of shares of Common Stock rounded up to the nearest whole number.

Authorized Shares. Upon effectiveness of the reverse stock split, the number of authorized shares of common stock would remain the same.  Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock.

Accounting Matters. The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the reverse stock split ratio (that is, in a one-for-one hundred reverse stock split, the stated capital attributable to our Common Stock will be reduced to one-one hundredth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions to our Board and stockholders. Other than the reverse stock split proposal, our Board does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The reverse stock split will become effective upon the filing of the Certificate of Amendment to our Certificate of Incorporation which we refer to as the effective time (Effective Time). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, American Stock Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For  example, the state and local tax consequences of the reverse stock split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. The discussion below is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the reverse stock split also is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis (and the holding period) of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) should be the same as such stockholder’s aggregate tax basis (and holding period) in the Old Shares being exchanged.  Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times.  Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Vote Required

During 2010, 19,509,894 shares of the Company’s Class A Common Stock were issued in excess of the Company’s Articles of Incorporation. Such shares are void under Florida law and are not entitled to vote at the Annual Meeting or to any other rights of a stockholder of the Company. Accordingly, 19,509,894 shares will be deducted from the shares voted in favor this proposal and the threshold for approval of this proposal shall be 69,509,895 shares voted in favor.

Dissenters’ Rights of Appraisal

We are a Florida corporation and are governed by the Florida Business Corporation Act.  Holders of our voting securities are not entitled to dissenters’ rights under Section 607.1301 of the Florida Business Corporation Act with respect to the reverse split of the Company’s Common Stock.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the stock split that is not shared by all other shareholders of ours.

PROPOSAL 3

ELECTION OF DIRECTORS

Six (6) director nominees are seeking to be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

Pursuant to the rules of the NYSE Amex, the four independent directors of our Board have nominated the current directors as candidates for election as directors, to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. For more information about our nominations procedures and other corporate governance matters, see “Corporate Governance” later in this Proxy Statement. In case any of these nominees should become unavailable for election to the Board, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

The Board of Directors unanimously recommends that you vote for the election of each of the nominated directors. Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted “FOR” the election of the candidates. The election of directors requires a plurality of the shares of Common Stock present and voting at the Meeting.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth certain information concerning each of our directors continuing in office and each of our current executive officers:

NAME	AGE	POSITION	DIRECTOR SINCE

Heng Jing Lu	58	Chairman	2003

Li Xia Wang	51	Director and Chief Executive Officer	2003

Zhi Yong Jiang	43	Independent Non-Executive Director	2003

De Lin Yang	55	Independent Non-Executive Director	2003

Qi Xue	57	Independent Non-Executive Director	2003

Feng Ju Chen	54	Independent Non-Executive Director	2004

The business experience during at least the last five years of each of these individuals is as follows:

Mr. Heng Jing Lu, Chairman of the Company, graduated from The Shandong Institute of Economics in accounting and is a PRC qualified accountant. Before joining the Company on December 15, 2003, he had been working in the oil and grain industry for over 30 years.  Prior to joining the Company, he was the director of the Oil and Grain Bureau of Longkou, Shandong PRC where he had worked since 1975. He has extensive experience in the management of agricultural and food related enterprises and strategic planning. He is primarily responsible for business development and overall company management.

Ms. Li Xia Wang, director and Chief Executive Officer of the Company, graduated from The Shandong Institute of Economics in accounting and is a PRC qualified accountant. She joined the Longkou Oil & Grain Group Company in 1980 where she has remained, her last position being Deputy General Manager. She has over 20 years of extensive experience in the field of finance and accounting. She became a director of the Company on December 15, 2003, and its Chief Executive Officer in 2004.

Mr. Zhi Yong Jiang, independent non-executive director of the Company since December 15, 2003, currently serves on the audit committee, acting as Chairman. He graduated from Yantai Oil & Grain College with a degree in finance & accounting. He had been working with Longkou Jinsheng Electronics Co. Ltd since 2000 and prior to joining the Company, his last position was Vice President of Longkou Soybean Food Co., Ltd. He has been working in the accounting and financing field for more than 19 years in different industries. He has extensive experience in the field of finance and accounting.

Mr. De Lin Yang, independent non-executive director of the Company since December 15, 2003, is currently the chairman of the Yantai Hong Yuan CPA, a public accounting firm. Mr. Yang graduated from Shandong Gan Bu Distance Learning University with a bachelor degree in Accounting. He joined the Longkou City Ceramics Factory as an accountant in 1975 and was promoted to Chief Accountant in 1982. From 1989 to 1999, Mr. Yang served as the deputy chairman of the Longkou City CPA. In 2000, Mr. Yang joined the Yantai Hong Yuan CPA as the deputy chairman and was promoted to the chairman of the firm in 2002.

Mr. Qi Xue, independent non-executive director of the Company since March 15, 2003, graduated in 1987 from The Official Institute of Beijing Chemical Industry Management with a diploma of higher education specializing in industrial accounting. He is an associate member of The Chinese Institute of Certified Public Accountants. Since 1999, he has been the Principal of the Longkou Huayu Certified Public Accountants Co. Ltd.

Ms. Feng Ju Chen, independent non-executive director of the Company, graduated from Yantai University in business management and is a member of The Chinese Institute of Certified Public Accountants. She has been the accounting manager of the Audit Bureau of Longkou City for more than 20 years. She has extensive experience in the field of accounting and joined the Company as a director on April 15, 2004.

There are no family relationships between the directors and executive officers.

INFORMATION ABOUT DIRECTOR NOMINEES

Mr. Heng Jing Lu, Chairman of the Company - see biographical information set forth above under “Directors and Executive Officers.”

Ms. Li Xia Wang, director and Chief Executive Officer of the Company - see biographical information set forth above under “Directors and Executive Officers.”

Mr. Zhi Yong Jiang, independent non-executive director of the Company - see biographical information set forth above under “Directors and Executive Officers.”

Mr. De Lin Yang, independent non-executive director of the Company - see biographical information set forth above under “Directors and Executive Officers.”

Mr. Qi Xue, independent non-executive director of the Company - see biographical information set forth above under “Directors and Executive Officers.”

Ms. Feng Ju Chen, independent non-executive director of the Company - see biographical information set forth above under “Directors and Executive Officers.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission (the “SEC”) initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common stock and other of our equity securities, on Forms 3, 4 and 5 respectively. Based on Company records and other information, we believe that all SEC filing requirements applicable to our directors and executive officers were complied with for 2009 and 2010 except that:

Ling Wang did not timely file a Form 4 reflecting the acquisition of 2,000,000 shares of Common Stock on May 14, 2009.

Ling Wang did not timely file a Form 4 reflecting the sale of an aggregate of 50,000 shares of Common Stock on August 12, 2009.

CORPORATE GOVERNANCE

We believe that good corporate governance and fair and ethical business practices are crucial not only to the proper operation of our company, but also to building and maintaining confidence in the integrity, reliability and transparency of the securities markets. We have kept abreast of the actions taken in the past year and a half by Congress, the SEC and the NYSE Amex to improve and enhance corporate governance, and we take our responsibilities in this area very seriously. This section explains some of the things we have done, or are considering, to improve the way we run the Company.

CODE OF CONDUCT AND ETHICS

Our Board of Directors has adopted a Code of Conduct and Ethics (the “Code”) that applies to all of our employees, officers and directors. The Code covers compliance with law; fair and honest dealings with the company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. You can obtain a copy of the Code by sending a written request to the attention of Ms. Ling Wang, 10 Huangcheng Road (N), Longkou, Shandong Province, PRC.

BOARD, COMMITTEE AND STOCKHOLDER MEETINGS

The NYSE Amex marketplace rules (the “NYSE Amex Rules”) require that our Board of Directors must meet at least quarterly. During the fiscal year ended December 25, 2009, the Board met eight times. The Audit Committee met four times.  No director attended fewer than 75% of the meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

It is our policy that all members of the Board of Directors attend the Annual Meeting of Stockholders in person, although we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the annual stockholder meeting.

BOARD AND COMMITTEE INDEPENDENCE

Board of Directors. The NYSE Amex Rules require that a majority of our Board of Directors must be “independent” and no director qualifies as independent until the Board makes an affirmative determination to that effect. In making this determination about a director, the Board must affirmatively conclude that the director does not have a material relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. Under the NYSE Amex Rules, the Board considered, among other factors, the director’s current and historic relationships with us and our competitors, suppliers, customers and auditors, including compensation directly or indirectly paid to the director; the director’s professional and family relationships with management and other directors; the relationships that the director’s current and former employers may have with us; and the relationships between us and other companies of which the director may be a director or executive officer. The NYSE Amex Rules require that the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session.

As a result of this review, the Board has determined that the following directors, comprising a majority of the entire Board, are independent: De Lin Yang, Qi Xue, Zhi Yong Jiang and Feng Ju Chen.

COMPENSATION COMMITTEE

We have a Compensation Committee of the Board. The Compensation Committee is governed by a written charter, which is annexed hereto as Annex A. The Compensation Committee consists of Qi Xue, Feng Ju Chen and Zhi Yong Jiang. Compensation decisions during the fiscal year ended December 25, 2009 were made by a majority of the directors of Committee. The Committee is charged with the responsibility of reviewing and approving executive officers’ compensations. The Chairman of the Compensation Committee is Zhi Yong Jiang. Each member of the Compensation Committee meets the independent requirements applicable to such committee under the NYSE Amex Rules.

The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers, including our Chief Executive Officer, and employees and administers our stock option plans.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company’s management. Based on such review and discussions and relying thereon, we have recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis contained in this Proxy Statement be included  in the Company’s Annual Report on Form 10-K for the year ended December 25, 2009 and in this Proxy Statement.

COMPENSATION COMMITTEE

Zhi Yong Jiang, Chair
Qi Xue
Feng Ju Chen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee have any relationship with the Company or any of its officers of employees other than in connection with their role as a director.  None of the members of the Compensation Committee have participated in any related party transactions with the Company since the beginning of the Company’s last fiscal year.

NOMINATING COMMITTEE

Under the NYSE Amex Rules, nominees for our Board must be selected either by a nominating committee consisting entirely of independent directors or by a majority of the independent directors, acting pursuant to a standing resolution governing the nominating process. Given the size of our company and the significant committee responsibilities that many directors already have, we have chosen to assign this function to the independent directors rather than to a nominating committee. Consequently, our four independent directors, Qi Xue, Feng Ju Chen, De Lin Yang and Zhi Yong Jiang, are responsible for nominations. They act pursuant to a standing resolution. To date, the independent directors have not engaged any third parties to assist them in identifying candidates for the Board.

Among the tasks that our independent directors may undertake in this capacity are these:

-	Identifying and selecting those persons who will be nominees for director.

-
Considering factors relevant to the selection of nominees, including requirements of law, stock exchange listing standards, matters of character, judgment, business experience and areas of expertise, the diversity of the Board, and other factors.

-	Recruiting appropriate candidates when necessary, and reviewing the qualifications of any candidates nominated by stockholders.

-	Evaluating from time to time the size and composition of the Board and its committees.

-	Evaluating the function and performance of the Board and its directors.

Nomination by Stockholders

Our By-laws include a provision that permits a stockholder of record, that beneficially owned more than five percent of our voting stock for at least one year as of the date of the recommendation, to submit to us the name of any person whom the stockholder wishes to nominate as a candidate for election to the Board. In general, such a submission must be received by our corporate secretary at our principal office prior to the scheduled date of the annual stockholder meeting, and must contain all information about the candidate that would be required to be disclosed in a proxy statement prepared and filed under federal and state law, as well as the proposed nominee’s consent to be named as a nominee and to serve if elected. The stockholder must also provide information about his or her identity and the number of shares owned. If the nomination is made by a stockholder holding shares in “street name,” then the identity and ownership information must be furnished about the beneficial owner of the shares. A candidate submitted by a stockholder as a nominee need not be nominated by the independent directors.

We are required to include in our future proxy statements information about a recommended stockholder nominee, but only when the following criteria are met:

•
The proposed nomination is received by a date not later than the 120th day before the date (i.e., the month and day) of our proxy statement released to stockholders in connection with the prior year’s annual meeting.

•	The stockholder or stockholder group making the proposal has beneficially owned more than 5% of our voting stock for at least a year.

If those criteria are met, and provided that we have written consent from the proposed candidate and from the stockholder or stockholder group, we would be obliged to identify in our proxy statement the name of the candidate and the stockholder or stockholder group making the nomination, and to disclose our position regarding the nomination.

AUDIT COMMITTEE REPORT

Role of the Audit Committee

The Audit Committee operates under a written charter. The Audit Committee consists of three directors, Qi Xue, Zhi Yong Jiang and Feng Ju Chen, each of whom meets the independence requirements and standards currently established by the NYSE Amex and the SEC. In addition, the Board of Directors has determined that Mr. Qi Xue is an “audit committee financial expert” and “independent” as defined under the relevant rules of the SEC and the NYSE Amex. The Audit Committee assists the Board of Directors in fulfilling its oversight of the quality and integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. The Audit Committee also oversees the performance of the Company’s internal audit and compliance functions.  The Chairman of the Audit Committee is Zhi Yong Jiang.

Additionally, the Audit Committee has responsibilities and authority necessary to comply with Exchange Act rules relating to (i) direct responsibility for the appointment, compensation, retention and oversight of our accountants, (ii) treatment of complaints and concerns relating to accounting, internal accounting controls, and auditing matters, (iii) the engagement of independent counsel and other advisors, and (iv) determining appropriate funding for audit and audit committee related expenses. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee charter adopted by the Board of Directors in December 2003, filed as Annex B to this Proxy Statement.

Review of our Audited Financial Statements for the Fiscal Year ended December 25, 2009

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 25, 2009 with management. The Audit Committee has discussed with Baker Tilly Hong Kong Limited, our former independent public accountants, the matters required to be discussed by SAS 61.

The Audit Committee reviewed with the Company’s financial managers and the independent auditors overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent auditors their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

•
Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

•
Based on the independent auditors’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the independent auditors’ experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Audit Committee believes that by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent auditors all other matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). The Audit Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and considered with the independent auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2009 was compatible with the independent auditors’ independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company’s SEC reports prior to filing and intends to continue this practice in the future. In addition, the Audit Committee reviews all quarterly earnings announcements in advance of their issuance with management and representatives of the independent auditors. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 25, 2009, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Zhi Yong Jiang, Chair
Qi Xue
Feng Ju Chen

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Parker Randall CF (H.K.) CPA Limited (“Parker Randall”) as the Company’s independent accountants for the year ending December 25, 2010, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Parker Randall has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Florida Business Corporation Act does not require the ratification of the selection of independent accountants by the Company’s stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. A representative of Parker Randall will be present at this year’s Annual Meeting of Stockholders. The representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

In the event the stockholders fail to ratify the selection of Parker Randall, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 4 on the Proxy) to ratify the selection of the independent registered public accounting firms. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal.

AUDIT FEES

Public Accountants’ fees

Crowe Horwath LLP (“Crowe”) were our independent accountants for the fiscal year ending December 25, 2008 and the period from December 26, 2009 through November 25, 2009. On November 25, 2009, the Audit Committee Chairman of the Company was notified that the auditor-client relationship between the Company and Crowe had ceased due to Crowe’s resignation. The Audit Committee engaged Jimmy C.H. Cheung & Co. (“JCHC”) to serve as its independent auditor, effective December 21, 2009.

On February 3, 2010, the Company was notified that effective immediately, the US audit practice of JCHC had merged with Baker Tilly Hong Kong Limited (“Baker Tilly”) resulting in the resignation of JCHC as independent registered public accounting firm for the Company. On February 5, 2010, the Chairman of the Audit Committee appointed Baker Tilly as the Company’s new independent registered public accounting firm.  JCHC was recently appointed by the Company and did not provide an audit report on the financial statements of the Company as of and for the years ended December 25, 2009 and 2008.

For fiscal years ended December 25, 2009 and 2008, fees for services provided by Crowe Horwath LLP were as follows:

	2009	2008
Audit Fees	$61,000	$228,471
Audit Related Fees	6,000	-
Tax Fees	$-	$9,000

All other fees	-	-

For fiscal year ended December 25, 2009, fees for services provided by Baker Tilly were as follows:

2009
Audit Fees	$120,000
Audit Related Fees	-
Tax Fees	$-

All other fees	-

Audit Fees were for professional services rendered for the audit of the Company’s annual financial statements, the review of quarterly financial statements, and the preparation of statutory and regulatory filings. Audit-Related Fees relate to professional services rendered in connection with accounting consultations relating to SEC reviews on filings. Tax fees consist of fees billed for professional services for tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance and planning, tax audit defense, and mergers and acquisitions.

On December 8, 2010, we were notified that Baker Tilly had resigned as independent registered public accounting firm for the Company.  Baker Tilly’s audit report on the financial statements of the Company as of and for the year ended December 25, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor did it include any qualification or modification as to uncertainty, audit scope or accounting principles.  Baker Tilly did not deliver an audit report on the financial statements of the Company as of and for the year ended December 25, 2008.

During the  fiscal year ended December 25, 2009 through December 8, 2010, there were: (i) no disagreements between the Company and Baker Tilly on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On December 20, 2010, upon the recommendation of the Audit Committee of the Board of Directors, the Board appointed UHY as the Company’s new independent registered public accounting firm.

During the Company’s most two recent fiscal years ended December 25, 2009 and 2008 and through December 20, 2010, the Company did not consult with UHY on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and UHY did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On March 8, 2011, New Dragon Asia Corp. (the “Company”) was notified that UHY was resigning as independent registered public accounting firm for the Company.  UHY did not deliver an audit report on the financial statements of the Company as of and for the year ended December 25, 2009 or 2010.

During their appointment on December 20, 2010 and through March 8, 2011, there have been some disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between UHY and us over the accounting treatment of land use right, constructions in progress and inventories in previous years.  The legal title of a land use right being processed to be transferred from a third party to the Company in 2006 was found unsuccessful in September 2010 and the owner of the land and the Company reached an agreement on September 30, 2010 that the monies paid for acquisition of the land previously amounted to RMB 14,500,000 as at December 25, 2009 would be regarded as a loan to the owner of the land with interest of 7.2% per annum accrued from the date of payment in May 2006, and simultaneously an annual rental charge of approximately RMB 920,000 will be imposed for the land occupied by the Company with effect from May 2006.  The amortization for the land use right amounted to approximately RMB 2,700,000 made in previous years was also reversed in the financial statements by the Company for the year ended December 25, 2010.  In addition, as agreed between the Company and the independent contractor for building the plants on the land on September 30, 2010, the payments made for building the constructions in progress amounted to approximately RMB 16,400,000 as at December 25, 2009 will be also regarded as a loan to the contractor with interest of 7.2% per annum accrued from the date of payment in April 2007, and an annual rental charge of approximately RMB 1,100,000 to the contractor for the use of plants will be imposed with effect from May 2007 as the legal title of the land could not be transferred to the Company and the contractor assumed the control and ownership of all constructions in progress pertaining to the land. UHY has concluded that the above event would materially impact the fairness and reliability of previously issued audit reports.  However, the Company does not consider necessary for the restatement of the financial statements for the year ended December 25, 2009.  Moreover, UHY could not obtain sufficient evidence regarding the existence and ownership of inventories amounted to approximately RMB 17,000,000 as at December 25, 2010 and 2009.   The Company disagreed to the writing off of these inventories in the current year and the restatement of 2009 figures which UHY considers necessary.

During this engagement period, in addition to the above disagreement mentioned which would constitute a “reportable event" as described in Item 304(a)(1)(v) of Regulation S-K, UHY reported that although the Company had provided all the year-end bank statements, the Company and its subsidiaries could not provide the full set of bank statements for each month during the year 2010 to UHY for performing the necessary audit procedures and testings in connection with completing its audit.  Due to the accountant's resignation, UHY did not so expand the scope of its audit or conduct such further investigation.  Other than the above, there were no other reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal year ended December 25, 2010.

On March 17, 2011, we engaged Parker Randall as its new principal independent accountants, effective immediately. The decision to engage Parker Randall as the Company's principal independent accountants was approved by the Audit Committee of the Company on March 17, 2011. During the period from December 26, 2008 through December 25, 2010, and through the date of Parker Randall’s engagement, the Company did not consult with Parker Randall regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.  Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

-	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;

-	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or

-
the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

-	whether the service creates a mutual or conflicting interest between the auditor and the Company;
-	whether the service places the auditor in the position of auditing his or her own work;
-	whether the service results in the auditor acting as management or an employee of the Company; and
-	whether the service places the auditor in a position of being an advocate for the Company.

STOCKHOLDER COMMUNICATIONS

Our stockholders may communicate directly with the members of the Board of Directors or the individual Chair of standing Board committees by writing directly to those individuals c/o New Dragon Asia Corp. at the following address: 10 Huangcheng Road (N), Longkou, Shandong Province, PRC 265701.

INDEMNIFICATION

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Revised Statutes of the State of Florida. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law, including in circumstances in which indemnification is otherwise discretionary under Florida law. The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.

SOLICITATION OF PROXIES

We are soliciting proxies in the enclosed form and paying the cost of the solicitation. In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

MANNER FOR VOTING PROXIES

The shares represented by all valid proxies received by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for directors named earlier in this proxy statement and (2) for ratification of the selection of the independent auditor. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgement.

2011 STOCKHOLDER PROPOSALS

Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company’s By-Laws. The Company’s By-Laws do not contain such an advance notice provision. For the Company’s 2011 Annual Meeting of Stockholders, stockholders must submit such written notice to the Secretary of the Company on or before November 9, 2011.  Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may employ the proactive of “householding” proxy statement and annual reports. This means that only one copy of this Proxy Statement and the accompanying Annual Report may have been sent to multiple stockholders residing at the same household. If you would to obtain an additional copy of this Proxy Statement and the accompanying Annual Report, please contact Ling Wang, our Chief Financial Officer. If you want to receive separate copies of the Company’s proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

OTHER BUSINESS

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

AVAILABILITY OF FORM 10-K

We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K for the Fiscal Year ended December 25, 2009, including our financial statements but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact Ms Ling Wang, Chief Financial Officer, New Dragon Asia Corp., 10 Huangcheng Road (N), Longkou, Shandong Province, PRC, telephone 86-595 8951 567. Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are available for free on the SEC’s Internet site (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company’s annual report on Form 10-K was mailed along with this proxy statement.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 10, 2011. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

March 21, 2011

By Order of Board of Directors,

/s/ Li Xia Wang
Name: Li Xia Wang
Title: Chief Executive Officer

ANNEX A

NEW DRAGON ASIA CORP.
COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of New Dragon Asia Corporation (the “Company”) is: (i) to review and approve corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer and Chief Financial Officer, who we collectively refer to as the named executive officer (“NEOs”), evaluate the NEO’s performance in light of those goals and objectives, and determine and approve the NEO’s compensation level based on this evaluation; and “ii” to produce any report on executive officer compensation as required to prepare by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

COMPOSITION

The Compensation Committee is a standing committee of the Board. The Committee shall consist of not less than three members of the Board, each of whom satisfies the independence criteria of applicable law and the rules of the American Stock Exchange (“AMEX”) in effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authorities).

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The member of the Committee may be removed, with or without cause, by a majority vote of the Board.

MEETING

The Committee shall meet as least one time annually, or more frequently as circumstances dictate. The chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

AUTHORITY AND RESPONSIBLITIES

The Board delegates the Committee the express authority and responsibility to the following:

1.	Establish the Company’s general compensation philosophy, and, in consultation with senior management, oversee the development and implementation of compensation programs.

2.
At least annually, review and approve corporate goals and objectives relevant to compensation of the NEO, evaluate the NEO’s performance in light of those goals and objectives, and determine and approve the NEO’s compensation level based on this evaluation.

3.
At least annually, review and approve all compensation arrangements with the NEO including, without limitation: (i) the annual base salary level; (ii) the annual incentive opportunity level; (iii) the long-term incentive opportunity level; (iv) employment agreement, severance arrangements and change-in-control agreements/provisions, in each case as, when and if appropriate; and (v) any special or supplemental benefits.

4.	Periodically review the compensation of the Company’s directors and make recommendations to the Board with respect thereto.

5.	Administer, interpret and take all other actions necessary or appropriate as granted to the Committee under the Company’s executive compensation and other plans.

6.
Review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by SEC Regulation S-K, Item 402. Based upon such review and discussion, determine whether to recommend to the Board that the CD&A be included in theCompany’s proxy statement ( the “Proxy Statement”) or Annual Report on Form 10-K (the “Annual Report”).

7.	Arrange for the preparation of and approve the Compensation Committee Report to be included in the Proxy Statement or Annual Report.

8.	Meet at such times and report to the Board regarding its deliberations, as necessary or appropriate.

9.
Have sole authority to retain and discharge, and approve fees and other terms and conditions for retention of, compensation consultants to assist in consideration of the compensation of the NEO and other executive officers and directors. In addition, approve any compensation payable by the Company to such consultants, including the fees, terms and other conditions for the performance of such services.

10.
Direct any officer or employee of the Company or request any employee of the Company’s advisors, consultants or counsel or such other individual as it may deem appropriate to attend a Committee meeting or meet with any Committee members.

11.	Review the Committee’s charter on an annual basis and recommend changes, as appropriate, to the Board.

12.	Evaluate the performance of the Committee on an annual basis.

13.	Exercise such other powers and perform such other duties as may from time to time be delegated to the Committee by the Board.

The term “compensation” shall be construed comprehensively including by way of example, but not by way of limitation, salary, any supplemental payments, incentive payments, bonuses, performance shares, share incentives, dividend equivalents, options, or restricted shares.

RESOURCES

The committee shall have the resources and appropriate funding, as determined by the Committee, to discharge its duties and responsibilities.

REPORT TO THE BOARD

The Committee shall report periodically to the Board on all matters for which the Committee has been delegated responsibility. The report to the Board may take the form of an oral report by the chairman or any other member of the Committee designated by the Committee to make such report.

CHARTER ADOPTED

October 25, 2006

ANNEX B

NEW DRAGON ASIA CORP.
AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee shall assist the Board of Directors in its oversight of (1) the integrity of the Corporation's financial statements and its financial reporting and disclosure practices, (2) the soundness of the Corporation's systems of internal controls regarding finance and accounting compliance, (3) the independence and qualifications of the Corporation's independent auditors, (4) the performance of the Corporation's internal audit function and its independent auditors, and (5) the Corporation's compliance with legal and regulatory requirements and the soundness of the Corporation's ethical and environmental compliance programs. The Audit Committee is also responsible for preparing the report required to be included in the Corporation's proxy statement.

MEMBERSHIP

The Audit Committee shall consist of at least three Directors. The members of the Audit Committee shall meet the independence and expertise requirements of the AMEX Rules and the Securities and Exchange Commission.

No member of the Audit Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board (1) determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee and (2) discloses this determination in the Corporation's proxy statement.

The members of the Audit Committee shall be appointed at least annually by the Board, with one of the members appointed as Committee Chair. Audit Committee members may be replaced by the Board.

RESPONSIBILITIES

In performing its oversight responsibilities, the Audit Committee shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

14.
Review and discuss the Corporation's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", with management and the independent auditors prior to the filing of the Corporation's quarterly report on Form 10-Q, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), as amended.

15.
Review and discuss the Corporation's annual financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", with management and the independent auditors prior to the filing of the Corporation's annual report on Form 10-K, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61, as amended.

16.
Discuss with management the Corporation's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as the nature of financial information and earnings guidance provided to securities analysts and rating agencies. The Audit Committee's discussion in this regard may be general in nature and need not take place in advance of each instance in which the Corporation may provide financial information or earnings guidance.

17.
Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

18.
Review, with management, the internal auditors and the independent auditors, major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies. In this regard, the Audit Committee should obtain and discuss with management and the independent auditors reports and analyses from management and the independent auditors concerning: (a) all critical accounting policies and practices to be used by the Corporation, (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) any other material written communications between the independent auditors and management.

19.
Review with the independent auditors (a) any audit problems or other difficulties encountered during the course of the audit process, including any restrictions on the scope of the independent auditors' activities or access to required information and any significant disagreements with management and (b) management's response to such matters.

20.	Resolve any disagreements between management and the independent auditors regarding financial reporting.

21.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

OVERSIGHT OF THE CORPORATION'S RELATIONSHIP WITH ITS INDEPENDENT AUDITORS

1.
Appoint or replace the Corporation's independent auditors (subject, if applicable to stockholder ratification), and approve all fees payable to the independent auditors. The independent auditors shall report directly to the Audit Committee.

2.
Approve, in advance, all audit services, and all non-audit services provided by the Corporation's independent auditors that are not specifically prohibited under the Sarbanes-Oxley Act. Non-audit services need not be approved in advance only if (a) the aggregate amount of all such non-audit services are not more than 5% of all amounts paid to the independent auditors during the fiscal year, (b) they were not recognized to be non-audit services at the time of the engagement and (c) they are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. The Committee may delegate pre-approval authority to one or more members of the Committee, but all such decisions must be presented to the full Committee at its next regularly scheduled meeting.

3.	Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

a)
Obtain and review a report by the Corporation's independent auditors describing: (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Corporation;

b)	Review and evaluate the lead audit partner;

c)	Assure the rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law;

d)	Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

e)	Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself;

f)	Take into account the opinions of management and the Corporation's internal auditors;

g)
Present its conclusions with respect to the independent auditors to the Board and, if necessary, recommend that the Board take appropriate action to satisfy itself of the qualifications, performance and independence of the independent auditors.

4.
Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Corporation was employed by such accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

OVERSIGHT OF THE CORPORATION'S INTERNAL AUDIT FUNCTION

1.	Review the scope and effectiveness of internal auditing activities.

2.	Review and discuss with the independent auditors the responsibilities, budget and staffing of the Corporation's internal audit function.

COMPLIANCE OVERSIGHT

1.	Review, with the Corporation's general counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

2.	Annually review the Corporation's compliance program for its Code of Ethics and Conduct and the results of internal audit's review of the expense accounts of the Corporation's elected officers.

3.	Annually review the status of the Corporation's environmental compliance program.

4.
Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

MEETINGS; OPERATIONAL MATTERS AND REPORTS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

The Audit Committee is to meet periodically in separate executive sessions with each of management, the Corporation's independent auditors and its internal auditor.
The Audit Committee may form and delegate authority to subcommittees when appropriate.
In connection with its duties and responsibilities, the Audit Committee shall have the authority to retain outside legal, accounting or other advisors, including the authority to approve the fees payable by the Corporation to such advisors and other retention terms.
The Audit Committee shall annually review its performance. In addition, the Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any changes it considers necessary or advisable.

The Audit Committee shall report regularly to the Board, including with respect to any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function.

LIMITATION OF AUDIT COMMITTEE'S ROLE

The Audit Committee's role is one of oversight. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with GAAP. The independent auditors' responsibility is to provide their opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Corporation in conformity with GAAP. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in conformity with GAAP. Further, it is not the duty of the Audit Committee to assure compliance with applicable laws and regulations, the Corporation's Code of Ethics and Conduct or its environmental compliance program.

Annex C

Articles of Amendment
to
Articles of Incorporation
of

New Dragon Asia Corp.
(Name of Corporation as currently filed with the Florida Dept. of State)

_________________
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:
The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS )

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:
Name of New Registered Agent:
New Registered Office Address: (Florida street address)
, Florida (City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

E. If amending or adding additional Articles, enter change(s) here:

Pursuant to the provisions of section 607.10006, Florida Statutes, the Company adopts the following amendment to its Amended and Restated Articles of Incorporation:

1.  The first paragraph of Article IV of the Amended and Restated Articles of Incorporation is hereby amended by deleting the text in the first paragraph thereof in its entirety and inserting the following in lieu thereof:

“The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) one hundred twenty six million five hundred and nine thousand eight hundred and ninety four (126,509,894) shares of common stock, par value $.0001 per share (“Common Stock”), of which 119,509,894 have been designated as Class A Common stock and 2,000,000 shares have been designated as Class B Common Stock, and (ii) five million (5,000,000) shares of Preferred Stock having a par value of $.0001 per share.”

2. The amendment to Article IV of the Amended and Restated Articles of Incorporation were adopted by the unanimous written consent of the board of directors of the Company on _________, 2011.

3. The amendment to Article IV of the Amended and Restated Articles of Incorporation was approved by the shareholders of the Company on _______, 2011.  The number of votes cast for such amendment by the shareholders was sufficient for approval.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption:
(date of adoption is required)

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by .” (voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated

Signature
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

(Typed or printed name of person signing)

(Title of person signing)

Annex D

Articles of Amendment
to
Articles of Incorporation
of

New Dragon Asia Corp.
(Name of Corporation as currently filed with the Florida Dept. of State)

_________________
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:
The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS )

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:
Name of New Registered Agent:
New Registered Office Address: (Florida street address)
, Florida (City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

E. If amending or adding additional Articles, enter change(s) here:

Pursuant to the provisions of section 607.10006, Florida Statutes, the Company adopts the following amendment to its Amended and Restated Articles of Incorporation:

1. The first paragraph of Article IV of the Amended and Restated Articles of Incorporation is hereby amended by deleting the text in the first paragraph thereof in its entirety and inserting the following in lieu thereof:

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) one hundred seven million (107,000,000) shares of common stock, par value $.0001 per share (“Common Stock”), of which 100,000,000 shares have been designated as Class A Common Stock and 2,000,000 shares have been designated as Class B Common Stock, and (ii) five million (5,000,000) shares of Preferred Stock having a par value of $.0001 per share.

Effective upon filing (the “Effective Date”), every one hundred (100) shares of the Corporation’s issued and outstanding Common Stock shall be combined into one (1) fully paid and nonassessable share of Common Stock. Prior to the reverse split, the Corporation had 119,509,894 shares outstanding. After the reverse split, the Corporation will have 1,195,099 shares outstanding.

2. The amendment to Article IV of the Amended and Restated Articles of Incorporation were adopted by the unanimous written consent of the board of directors of the Company on _________, 2011.

3. The amendment to Article IV of the Amended and Restated Articles of Incorporation was approved by the shareholders of the Company on _______, 2011. The number of votes cast for such amendment by the shareholders was sufficient for approval.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption:
(date of adoption is required)

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by .” (voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated

Signature
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

(Typed or printed name of person signing)

(Title of person signing)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M99999-TBD

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF NEW DRAGON ASIA CORP.

ANNUAL MEETING OF STOCKHOLDERS

May 13, 2011

The undersigned hereby appoints Ling Wang proxy with power of substitution and hereby authorizes her to represent and to vote, as designated on the reverse side, all of the shares of common stock of New Dragon Asia Corp. held of record by the undersigned on March 23, 2011 at the Annual Meeting of Stockholders to be held Loeb & Loeb LLP, 345 Park Avenue, New York, N.Y. 10154 on May 13 , 2011, at 9:00 a.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side.)

NEW DRAGON ASIA CORP.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M99999-TBD              KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW DRAGON ASIA CORP.
The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:								For	Against	Abstain
1.	Amendment to Articles of Incorporation to Increase the Number of Authorized Common Shares.							☐	☐	☐

2.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of our Series A common stock at a ratio of 1 for 100.							☐	☐	☐
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
3.	Election of the following directors.		☐	☐	☐
NOMINEES:
01) Heng Jing Lu
02) De Lin Yang
03) Li Xia Wang
04) Qi Xue
05) Feng Ju Chen
06) Zhi Yong Jiang
								For	Against	Abstain

4.	To ratify the Board of Director’s selection of Parker Randall to serve at the Company’s independent accountants for the fiscal year ending December 25, 2010.							☐	☐	☐

Note:	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date